EXHIBIT 99.1
Mission Produce® Announces Fiscal 2026 First Quarter Financial Results
Pending acquisition of Calavo Growers progressing; expected to close in the fiscal third quarter

OXNARD, Calif.—March 12, 2026—(GLOBE NEWSWIRE) Mission Produce, Inc. (NASDAQ: AVO) (“Mission” or “the Company”) a world leader in sourcing, producing, and distributing fresh Hass avocados, today reported its financial results for the fiscal first quarter ended January 31, 2026.
Fiscal First Quarter 2026 Financial Overview:
•Total revenue of $278.6 million and achieved volume growth of 14% compared to the same period last year
•Net loss attributable to Mission Produce of $(0.7) million, or $(0.01) per diluted share, which includes the impact of transaction advisory costs of $7.0 million on a pretax basis, compared to income of $3.9 million, or $0.05 per diluted share, for the same period last year
•Adjusted net income increased 3% to $7.3 million, or $0.10 per diluted share as compared to $7.1 million, or $0.10 per diluted share, for the same period last year
•Adjusted EBITDA increased 5% to $18.5 million, compared to $17.7 million in the same period last year
CEO Message
Steve Barnard, CEO of Mission, stated, "We are off to a strong start in fiscal 2026, delivering 14% avocado volume growth and strong adjusted EBITDA results as industry pricing normalized from the elevated levels experienced over the past year. These results demonstrate our business model's resilience and our team's ability to execute consistently across market conditions. We're deepening customer relationships and expanding category penetration while focusing on the two levers that drive long-term value: volume growth and per-unit margin management. This approach delivered gross margin expansion in the quarter, reflecting ongoing optimization in our Marketing & Distribution segment and operational discipline across our platform."

John Pawlowski, President and Chief Operating Officer and CEO-designate of Mission stated, "We are also very excited about the progress we are making on our pending acquisition of Calavo Growers. This transaction represents a tremendous opportunity to expand our avocado platform, diversify our product portfolio, and enter the attractive prepared foods segment—all while unlocking at least $25 million in expected annual synergies. Integration planning is underway and we believe that the transaction is on track to close during the fiscal third quarter. Combined with the strong financial foundation we've built—including a healthy balance sheet and enhanced free cash flow—we believe Mission is exceptionally well positioned for the next chapter of growth and value creation."
Fiscal First Quarter 2026 Consolidated Financial Review
Total revenue for the first quarter of fiscal 2026 decreased $55.6 million or 17% to $278.6 million compared to the same period last year. The decrease was primarily driven by a decrease in per-unit avocado sales prices of 30% partially offset by an increase in avocado volume sold of 14%. Volume and price movements in the Marketing and Distribution segment were driven by increased Mexican avocado supply due to higher yields in the current year.

Gross profit was $31.6 million in the first quarter of fiscal 2026, consistent with the prior year, while gross margin increased 190 basis points compared to the same period last year, to 11.3% of revenue. Gross profit margin improvement was driven by the Company’s Marketing & Distribution segment, which saw higher avocado volumes and improved per-unit margins as compared to the prior year period. Performance was partially offset by lower Blueberries segment gross profit margin due to lower per-acre yield resulting in higher per-unit fruit production costs.

EXHIBIT 99.1

Selling, general and administrative expense (“SG&A”) for the first quarter increased $6.9 million or 31% to $29.1 million, compared to the same period last year due to transaction advisory costs of approximately $7.0 million associated with the pending acquisition of Calavo Growers.

Net loss attributable to Mission Produce for the first quarter of fiscal 2026 was $(0.7) million, or $(0.01) per diluted share, which includes the impact of transaction advisory costs. This compares to income of $3.9 million, or $0.05 per diluted share, for the same period last year.

Adjusted net income for the first quarter of fiscal 2026 was essentially flat with the prior year at $7.3 million, or $0.10 per diluted share, as compared to $7.1 million, or $0.10 per diluted share, for the same period last year.

Adjusted EBITDA increased $0.8 million or 5% to $18.5 million for the first quarter of fiscal 2026, as compared to $17.7 million in the prior year period, driven primarily by higher avocado volume sold and improved per-unit margins in the Marketing & Distribution segment, partially offset by higher per-unit fruit production costs in the Blueberries segment.
Fiscal First Quarter Business Segment Performance
Marketing & Distribution

Total segment sales in the Marketing & Distribution segment decreased $61.0 million or 21% to $234.8 million for the first quarter, driven by the avocado volume and pricing dynamics described above.

Segment operating income decreased $0.7 million and segment adjusted EBITDA increased $3.2 million or 33% compared to the same period last year. Segment adjusted EBITDA was driven by higher volume and per-unit gross margin, as described above.
International Farming

The vast majority of fruit sales from the International Farming segment are made to the Marketing & Distribution segment, with the remainder of revenue largely derived from direct sales of fruit to third parties, as well as services provided to third-parties and the Blueberries segment. Affiliated sales are concentrated in the second half of the fiscal year in alignment with the Peruvian avocado harvest season, which typically runs from April through September of each year. As a result, operating income and adjusted EBITDA for the International Farming segment is generally concentrated in the third and fourth quarters of the fiscal year in alignment with the timing of sales.

Total segment sales in the International Farming segment for the first quarter increased $1.4 million or 15% to $10.6 million, compared to $9.2 million for the same period last year.

Segment operating income increased $0.4 million and segment adjusted EBITDA increased $0.5 million or 28% in the three months ended January 31, 2026 compared to the same period last year, due primarily to improved packhouse utilization in the current year.
Blueberries

Sales in the Blueberries segment have traditionally been concentrated in the first and fourth quarters of the fiscal year in alignment with the Peruvian blueberry harvest season.

Total segment sales in the Blueberries segment increased $4.4 million or 12% to $40.8 million for the first quarter, compared to $36.4 million for the same period last year, primarily due to increases in average per-unit sales price and volume sold of 9% and 3%, respectively.

Segment operating income was $1.1 million for the first quarter compared to $7.6 million in the same period last year and segment adjusted EBITDA was $3.3 million compared to $6.2 million in same period last year. The decrease in adjusted EBITDA was due to lower per-acre yield resulting in higher per-unit fruit production costs.
Balance Sheet and Cash Flow
Cash and cash equivalents were $44.8 million as of January 31, 2026, compared to $64.8 million as of October 31, 2025.

The Company’s operating cash flows are seasonal in nature and can be temporarily influenced by working capital shifts resulting from varying payment terms to growers in different source regions. In addition, the Company is building its growing crops inventory in its International Farming segment during the first half of the year for ultimate harvest and sale that will occur during the second half of the fiscal year. While these increases in working capital can cause operating cash flows to be unfavorable in individual quarters, it is not indicative of operating cash performance expected to be realized for the full year.

EXHIBIT 99.1
Net cash used by operating activities was $3.0 million for the three months ended January 31, 2026, as compared to $1.2 million same period last year due to increases in working capital. Working capital growth in the current year was driven by higher trade receivables associated with higher volumes and timing of sales in the Marketing & Distribution and Blueberries segments, while inventory growth was driven by higher volume in the Marketing & Distribution segment and cultivation of growing crop inventory in the Company’s International Farming and Blueberries segments.

Capital expenditures were $11.9 million for the three months ended January 31, 2026 compared to $14.8 million for the same period last year. Capital expenditures were comprised primarily of avocado orchard development, pre-production orchard maintenance and land improvements, packhouse construction in Guatemala and pre-production land development and blueberry plant cultivation in Peru. The three months ended January 31, 2026 also included construction costs associated with increasing capacity in the Company’s Mexican packing operations.
Pending Acquisition of Calavo Growers, Inc.
On January 14, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Calavo Growers, Inc. and its affiliates (“Calavo”). Calavo is a leading provider of fresh avocados, tomatoes, papayas, and value-added prepared foods, including a variety of ready-to-eat products such as guacamole and salsas. Its products are sold under the Calavo brand name, proprietary sub-brands, as well as private labels and store brands. Under the terms of the Merger Agreement, Calavo stockholders will receive $14.85 in cash per share and 0.9790 shares of Company common stock for each share of Calavo common stock, totaling approximately $490 million in consideration at the time of the announcement. Changes in Mission Produce’s share price on the date of closing as compared to on the date of the announcement could increase or decrease the total amount of consideration.
The transaction will enhance Mission’s position in the North American avocado category with expanded supply reliability across Mexico and California. The transaction also represents entry for Mission into the high-growth and attractive prepared food sector, complementing Mission’s existing value-add avocado business. The transaction also provides a significant value opportunity for both Mission and Calavo shareholders to realize cost synergies and SG&A savings. The transaction is expected to close in the third fiscal quarter of 2026, subject to the receipt of required regulatory approvals, the approvals of Mission and Calavo shareholders, and the satisfaction of other customary closing conditions.
Outlook
For the second quarter of fiscal year 2026, the Company is providing the following industry outlooks that will drive performance:
•Avocado industry volumes in the fiscal 2026 second quarter are expected to increase by 10-15% versus the prior year period, driven by a larger Mexican crop in the current harvest season.
•Pricing is expected to be lower on a year-over-year basis by 30-35% compared to the $2.00 per pound average experienced in the second quarter of fiscal 2025, driven by higher supply conditions.
•Harvest timing for the 2025/26 Peruvian blueberry season is accelerated in relation to the prior year, leaving 10-15% of the harvest to be sold through in the fiscal second quarter. The Company expects to see volume reductions from owned farms resulting from earlier pruning in the current year, which should translate to lower revenue despite expectations for higher sales prices. Profitability will continue to be impacted by higher costs resulting from lower projected yields per hectare in the current harvest season.

•For full year fiscal 2026, total capital expenditure is expected to be approximately $40 million.
Conference Call and Webcast
As previously announced, the Company will host a conference call to discuss its first quarter of fiscal 2026 financial results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-9039 or for international callers by dialing (201) 689-8470. A replay of the call will be available through March 26, 2026 by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13758638.

The live audio webcast of the conference call will be accessible in the News & Events section on the Company's Investor Relations website at https://investors.missionproduce.com. An archived replay of the webcast will also be available shortly after the live event has concluded.

EXHIBIT 99.1
Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures “adjusted net income” and “adjusted EBITDA.” Management believes these measures provide useful information for analyzing the underlying business results. These measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures by generally accepted accounting principles.

Adjusted net income (loss) refers to net income (loss) attributable to Mission Produce, before stock-based compensation expense, unrealized gain (loss) on derivative financial instruments, foreign currency gain (loss), farming costs for nonproductive orchards (which represents land lease costs), recognition of deferred ERP costs, transaction advisory costs, amortization of inventory adjustments and intangible asset recognized from business combinations, further adjusted by any special, non-recurring, or one-time items such as remeasurement, impairment or discrete tax charges that are distortive to results, and tax effects of these items, if any, and the tax-effected impact of these non-GAAP adjustments attributable to noncontrolling interest, allocable to the noncontrolling owners based on their percentage of ownership interest.

Adjusted EBITDA refers to net income (loss), before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, other income (expense), and income (loss) from equity method investees, further adjusted by asset impairment and disposals, farming costs for nonproductive orchards (which represents land lease costs), recognition of deferred ERP costs, transaction advisory costs, and any special, non-recurring, or one-time items such as remeasurements or impairments, and any portion of these items attributable to the noncontrolling interest.

Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are provided in the appendices to this press release.

About Mission Produce, Inc.:

Mission Produce (NASDAQ: AVO) is a global leader in the worldwide fresh produce business, delivering fresh Hass avocados and mangos to retail, wholesale and foodservice customers in over 25 countries. Since 1983, Mission Produce has been sourcing, producing and distributing fresh Hass avocados, and today also markets mangos and grows blueberries as part of its diversified portfolio. The Company is vertically integrated and owns five state-of-the-art packing facilities across the U.S., Mexico, Peru, and Guatemala. With sourcing capabilities across 20+ premium growing regions, the company provides a year-round supply of premium fresh fruit. Mission’s global distribution network includes strategically positioned forward distribution centers across key markets throughout North America, China, Europe, and the UK, offering value-added services such as ripening, bagging, custom packing and logistical management. For more information, please visit www.missionproduce.com.
Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term assumptions, goals and targets. Many of these assumptions relate to matters that are beyond our control and changing rapidly. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including: reliance on primarily one main product, limitations regarding the supply of fruit, either through purchasing or growing; the benefits of the proposed transaction involving Calavo, including future financial and operating results, plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the proposed transaction and other statements that are not historical facts; any statements of the plans, strategies and objectives of management for future operations, including execution of restructuring and integration (including information technology systems integration) plans; the ability to obtain the requisite Calavo and Mission Produce stockholder approvals; the risk that Calavo or Mission Produce may be unable to obtain governmental and regulatory approvals required for the proposed transaction (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the risk that an event, change or other circumstance could give rise to the termination of the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk of delays in completing the proposed transaction; the risk that the businesses will not be integrated successfully or that the integration will be more costly or difficult than expected; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Calavo’s or Mission Produce’s common stock; the risk of litigation related to the proposed transaction; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the proposed transaction; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; fluctuations in the market price of fruit; increasing competition; risks associated with doing business internationally, including Mexican and Peruvian economic, political and/or societal conditions; inflationary pressures; establishment of sales channels and geographic markets; loss of one or more of our largest customers; general economic conditions or downturns; supply chain failures or disruptions; disruption to the supply of reliable and cost-effective transportation; failure to recruit or retain employees, poor

EXHIBIT 99.1
employee relations, and/or ineffective organizational structure; inherent farming risks, including climate change; seasonality in operating results; failures associated with information technology infrastructure, system security and cyber risks; new and changing privacy laws and our compliance with such laws; food safety events and recalls; failure to comply with laws and regulations; changes to trade policy and/or export/import laws and regulations; risks from business acquisitions, if any; lack of or failure of infrastructure; material litigation or governmental inquiries/actions; failure to maintain or protect our brand; changes in tax rates or international tax legislation; risks associated with global conflicts; inability to accurately forecast future performance; the viability of an active, liquid, and orderly market for our common stock; volatility in the trading price of our common stock; concentration of control in our executive officers, and directors over matters submitted to stockholders for approval; limited sources of capital appreciation; significant costs associated with being a public company and the allocation of significant management resources thereto; reliance on analyst reports; failure to maintain proper and effective internal control over financial reporting; restrictions on takeover attempts in our charter documents and under Delaware law; the selection of Delaware as the exclusive forum for substantially all disputes between us and our stockholders; risks related to restrictive covenants under our credit facility, which could affect our flexibility to fund ongoing operations, uses of capital and strategic initiatives, and, if we are unable to maintain compliance with such covenants, lead to significant challenges in meeting our liquidity requirements and acceleration of our debt; and other risks and factors discussed from time to time in our Annual and Quarterly Reports on Forms 10-K and 10-Q and in our other filings with the Securities and Exchange Commission. You can obtain copies of our SEC filings on the SEC’s website at www.sec.gov. The forward-looking statements contained in this press release are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

NO OFFER OR SOLICITATION
This communication is not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
In connection with the proposed transaction, Mission Produce filed with the SEC a registration statement on Form S-4 (File Number 333-294128) (the “Registration Statement”) that includes the joint proxy statement of Calavo and Mission Produce and that constitutes a prospectus of Mission Produce (the “Joint Proxy Statement/Prospectus”), but the Registration Statement has not yet become effective. Each of Calavo and Mission Produce may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or Registration Statement or any other document that Calavo or Mission Produce may file with the SEC. The definitive Joint Proxy Statement/Prospectus (if and when available) will be mailed to stockholders of Mission Produce and shareholders of Calavo. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CALAVO, MISSION PRODUCE AND THE PROPOSED TRANSACTION.

Investors and security holders are able to obtain free copies of the registration statement and Joint Proxy Statement/Prospectus (if and when available) and other documents containing important information about Calavo, Mission Produce and the proposed transaction through the website maintained by the SEC at http://www.sec.gov. Copies of the Registration Statement and Joint Proxy Statement/Prospectus (if and when available) and other documents filed with the SEC by Calavo may be obtained free of charge on Calavo’s website at www.ir.calavo.com/financial-information/sec-filings or, alternatively, by directing a request by mail to Calavo’s Corporate Secretary at Attention: Corporate Secretary, Calavo Growers, Inc., 1141A Cummings Road, Santa Paula, CA 93060. Copies of the Registration Statement and Joint Proxy Statement/Prospectus (if and when available) and other documents filed with the SEC by Mission Produce may be obtained free of charge on Mission Produce’s website at www. investors.missionproduce.com/financial-information/sec-filings or, alternatively, by directing a request by mail to Mission Produce’s Corporate Secretary at Attention: Corporate Secretary, Mission Produce, 2710 Camino Del Sol, Oxnard, CA 93030.

PARTICIPANTS IN THE SOLICITATION
Mission Produce, Calavo and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about Mission Produce’s directors and executive officers is available in our Annual Report on Form 10-K for the year ended October 31, 2025, and proxy statement for our 2026 Annual Meeting of Stockholders, which was filed with the SEC on February 24, 2026. Information about Calavo’s directors and executive officers is available in Calavo’s annual report on Form 10-K for the year ended October 31, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement and Joint Proxy Statement/Prospectus, and all other relevant materials filed or to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the Registration Statement and Joint Proxy Statement/Prospectus carefully before making any voting or investment decisions.

EXHIBIT 99.1
Contacts:
Investor Relations
ICR
Jeff Sonnek
646-277-1263
jeff.sonnek@icrinc.com
Media
Jenna Aguilera
Marketing Content and Communications Manager
Mission Produce, Inc.
press@missionproduce.com

MISSION PRODUCE, INC.
Condensed Consolidated Balance Sheets (Unaudited)

(In millions, except for shares)	January 31, 2026	October 31, 2025
Assets
Current Assets
Cash and cash equivalents	$44.8	$64.8
Restricted cash	2.6	1.7
Accounts receivable
Trade, net of allowances	91.0	80.5
Grower and fruit advances	2.6	2.7
Other	15.5	14.6
Inventory	99.3	80.6
Prepaid expenses and other current assets	9.6	8.5
Income taxes receivable	8.2	8.8
Total current assets	273.6	262.2
Property, plant and equipment, net	542.1	542.2
Operating lease right-of-use assets	67.3	67.7
Equity method investees	36.6	34.8
Deferred income tax assets, net	10.5	10.2
Goodwill	39.4	39.4
Other assets	28.2	26.5
Total assets	$997.7	$983.0

Liabilities and Equity
Liabilities
Accounts payable	$43.4	$47.3
Accrued expenses	53.3	38.9
Income taxes payable	3.0	6.8
Grower payables	33.3	23.8
Short-term borrowings	1.0	4.5
Loans from noncontrolling interest holders—current portion	0.7	0.2
Long-term debt—current portion	3.0	3.0
Operating leases—current portion	7.7	6.9
Finance leases—current portion	1.6	3.1
Total current liabilities	147.0	134.5
Long-term debt, net of current portion	97.0	92.8
Loans from noncontrolling interest holders, net of current portion	—	0.9
Operating leases, net of current portion	67.0	67.5
Finance leases, net of current portion	21.8	22.0
Income taxes payable	0.3	—
Deferred income tax liabilities, net	19.1	19.1
Other long-term liabilities	25.4	26.3
Total liabilities	377.6	363.1
Equity
Mission Produce shareholders' equity	586.9	587.3
Noncontrolling interest	33.2	32.6
Total equity	620.1	619.9
Total liabilities and equity	$997.7	$983.0

MISSION PRODUCE, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended January 31,
(In millions, except for per share amounts)	2026	2025
Net sales	$278.6	$334.2
Cost of sales	247.0	302.7
Gross profit	31.6	31.5
Selling, general and administrative expenses	29.1	22.2
Operating income	2.5	9.3
Interest expense	(1.7)	(2.2)
Equity method income	1.5	0.8
Other (expense) income, net	(1.3)	1.5
Income before income taxes	1.0	9.4
Provision for income taxes	1.1	3.2
Net (loss) income	$(0.1)	$6.2
Less: Net income attributable to noncontrolling interest	0.6	2.3
Net (loss) income attributable to Mission Produce	$(0.7)	$3.9

Net (loss) income per share attributable to Mission Produce:
Basic	$(0.01)	$0.06
Diluted	$(0.01)	$0.05

Weighted average shares of common stock outstanding, used in computing diluted earnings per share	70,641,613	71,384,445

MISSION PRODUCE, INC.
Condensed Consolidated Statements of Cash Flow (Unaudited)

	Three Months Ended January 31,
(In millions)	2026	2025
Operating Activities
Net (loss) income	$(0.1)	$6.2
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	9.2	8.7
Amortization of debt issuance costs	0.1	0.1
Equity method income	(1.5)	(0.8)
Noncash lease expense	1.5	1.8
Stock-based compensation	1.4	2.0
Losses on asset impairment, disposals and sales	—	0.1
Deferred income taxes	(0.2)	—
Unrealized losses (gains) on foreign currency transactions	0.8	(0.5)
Unrealized loss on derivative financial instruments	—	(0.1)
Other	—	(0.1)
Effect on cash of changes in operating assets and liabilities:
Trade accounts receivable	(10.4)	(5.0)
Grower fruit advances	0.1	(2.0)
Other receivables	(0.9)	(1.6)
Inventory	(18.8)	(31.5)
Prepaid expenses and other current assets	(1.2)	(0.3)
Income taxes receivable	0.6	4.4
Other assets	(1.2)	(4.0)
Accounts payable and accrued expenses	14.8	18.5
Income taxes payable	(3.6)	(4.8)
Grower payables	9.5	10.4
Operating lease liabilities	(1.0)	(0.9)
Other long-term liabilities	(2.1)	(1.8)
Net cash used in operating activities	$(3.0)	$(1.2)
Investing Activities
Purchases of property, plant and equipment	(11.9)	(14.8)
Proceeds from sale of property, plant and equipment	0.1	—
Other	—	(0.1)
Net cash used in investing activities	$(11.8)	$(14.9)
Financing Activities
Borrowings on revolving credit facility	10.0	15.0
Payments on revolving credit facility	(5.0)	(10.0)
Repayment of short-term borrowings	(3.5)	(3.5)
Principal payments on long-term debt obligations	(0.8)	(0.8)
Principal payments on finance lease obligations	(0.2)	(0.1)
Payments for long-term supplier financing	(2.6)	(0.3)
Principal payments on loans due to noncontrolling interest holder	(0.1)	—
Payments of minimum withholding taxes on net share settlement of equity awards	(2.2)	(1.3)
Exercise of stock options	—	0.3
Purchase and retirement of common stock	—	(0.3)
Net cash used in financing activities	$(4.4)	$(1.0)
Effect of exchange rate changes on cash	0.1	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(19.1)	(17.1)
Cash, cash equivalents and restricted cash, beginning of period	66.5	59.3
Cash, cash equivalents and restricted cash, end of period	$47.4	$42.2

MISSION PRODUCE, INC.

	Three Months Ended January 31,
(In millions)	2026	2025
Summary of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:
Cash and cash equivalents	$44.8	$40.1
Restricted cash	2.6	2.1
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$47.4	$42.2

MISSION PRODUCE, INC.
Reconciliation of Non-GAAP Financial Measures to GAAP (Unaudited)
The following tables reconcile the non-GAAP measures “adjusted net income” and “adjusted EBITDA” to their comparable GAAP measures. Refer also to “Non-GAAP Financial Measures” earlier in this press release.
Adjusted Net Income

	Three Months Ended January 31,
(In millions, except for per share amounts)	2026	2025
Net income attributable to Mission Produce	$(0.7)	$3.9
Stock-based compensation	1.4	2.0
Unrealized loss on derivative financial instruments	—	(0.1)
Foreign currency transaction loss (gain)	1.6	(1.1)
Losses on asset impairment and disposals	—	0.1
Farming costs for nonproductive orchards(1)	0.8	1.0
Recognition of deferred ERP costs	—	0.6
Canada site closures(2)	—	1.4
Transaction advisory costs	7.0	0.1
Tax effects of adjustments to net income attributable to Mission Produce(3)	(2.7)	(0.7)
Noncontrolling interest(4)	(0.1)	(0.1)
Mission Produce adjusted net income	$7.3	$7.1
Mission Produce adjusted net income per diluted share	$0.10	$0.10

Weighted average shares of common stock outstanding, used in computing adjusted net income per diluted share	71,369,448	71,384,445
(1)Costs related to blueberry orchards were $0.3 million for both the three months ended January 31, 2026 and 2025, and $0.5 million for the three months ended January 31, 2026 and 2025, respectively. Costs related to avocado orchards were $0.5 million for both the three months ended January 31, 2026 and 2024.
(2)Includes accelerated amortization of operating lease right-of-use assets and severance costs incurred due to the closure of our Canada facilities during the first quarter of 2025, both recognized in cost of sales.
(3)Tax effects are calculated using applicable rates that each adjustment relates to.
(4)Represents net income or loss attributable to noncontrolling interest plus the impact of tax-effected non-GAAP adjustments, allocable to the noncontrolling owner based on their percentage of ownership interest.
Adjusted EBITDA

	Three Months Ended January 31,
(In millions)	2026	2025
Net (loss) income	$(0.1)	$6.2
Interest expense(1)	1.7	2.2
Provision for income taxes	1.1	3.2
Depreciation and amortization(2)	9.2	8.7
Equity method income	(1.5)	(0.8)
Stock-based compensation	1.4	2.0
Losses on asset impairment and disposals	—	0.1
Farming costs for nonproductive orchards	0.5	0.5
Recognition of deferred ERP costs	—	0.6
Transaction advisory costs	7.0	0.1
Canada site closures(3)	—	0.5
Other income, net	1.3	(1.5)
Adjusted EBITDA before adjustment for noncontrolling interest	20.6	21.8
Noncontrolling interest(4)	(2.1)	(4.1)
Total adjusted EBITDA	$18.5	$17.7
(1)Includes interest expense from finance leases, the most significant of which is for land at our Blueberries segment of $0.5 million for both the three months ended January 31, 2026 and 2025.

MISSION PRODUCE, INC.
(2)Includes depreciation and amortization of purchase accounting assets of $0.2 million and $0.3 million for the three months ended January 31, 2026 and 2025, respectively. Includes $0.2 million of amortization of the Blueberries finance lease for both the three months ended January 31, 2026 and 2025. The three months ended January 31, 2025 also include 0.9 million of accelerated depreciation expense from fixed assets related to the closure of our Canada facilities.
(3)Includes accelerated amortization of operating lease right-of-use assets and severance costs incurred due to the closure of our Canada facilities during the first quarter of 2025, both recognized in cost of sales.
(4)Represents net income (loss) attributable to noncontrolling interest plus the impact of non-GAAP adjustments, allocable to the noncontrolling owner based on their percentage of ownership interest.

By Segment:

	Three Months Ended January 31,
(In millions)	2026	2025
Marketing & Distribution operating income	$1.1	$1.8
Depreciation and amortization	3.2	4.7
Stock-based compensation	1.4	2.0
Recognition of deferred ERP costs	—	0.6
Advisory costs	7.0	0.1
Canada site closures	—	0.5
Marketing & Distribution adjusted EBITDA(1)	12.9	9.7

International Farming operating (loss) income	$0.3	$(0.1)
Depreciation and amortization	1.6	1.3
Losses on asset impairment and disposals	—	0.1
Farming costs for nonproductive orchards	0.5	0.5
International Farming adjusted EBITDA(1)	2.3	1.8

Blueberries operating income	$1.1	$7.6
Depreciation and amortization	4.4	2.7
Noncontrolling interest	(2.1)	(4.1)
Blueberries adjusted EBITDA(1)	3.3	6.2
(1) Totals may not sum due to rounding

MISSION PRODUCE, INC.
Other Information (Unaudited)
Segment Sales

	Marketing & Distribution	International Farming	Blueberries	Total	Marketing & Distribution	International Farming	Blueberries	Total
	Three Months Ended January 31,
(In millions)	2026				2025
Third party sales	$234.8	$3.0	$40.8	$278.6	$295.8	$2.0	$36.4	$334.2
Affiliated sales	—	7.6	—	7.6	—	7.2	—	7.2
Total segment sales	234.8	10.6	40.8	286.2	295.8	9.2	36.4	341.4
Intercompany eliminations	—	(7.6)	—	(7.6)	—	(7.2)	—	(7.2)
Total net sales	$234.8	$3.0	$40.8	$278.6	$295.8	$2.0	$36.4	$334.2
Avocado Sales

	Three Months Ended January 31,
	2026	2025
Pounds of avocados sold (millions)	181.5	159.9
Average sales price per pound	$1.22	$1.75

Sales by Type

	Three Months Ended January 31,
(In millions)	2026	2025
Avocado	$220.9	$279.2
Blueberry	40.8	36.4
Mango	12.9	14.8
Other	4.0	3.8
Total net sales	$278.6	$334.2